Exhibit 10.2

FIRST AMENDMENT TO

EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this  “Amendment”) is entered into to be effective as of June 6, 2024 (the “Effective Date”), by and among CF Bankshares Inc. (the “Corporation”), its wholly-owned subsidiary, CF Bank (the “Bank” and, collectively with the Corporation, the “Employer”), and Bradley Ringwald, an individual (the “Executive”)

WHEREAS, the Employer and the Executive entered into that certain Employment Agreement effective as of January 25, 2023 (the “Agreement”);

WHEREAS, pursuant to Section 14 of the Agreement, the Agreement may be amended only by mutual written agreement of the Employer and the Executive;

WHEREAS, the Employer and the Executive desire to amend the Agreement as described in this Amendment; and

WHEREAS, capitalized terms not otherwise defined in this Amendment shall have the meanings ascribed to them in the Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, effective as of the Effective Date, the Agreement is hereby amended as follows:

1. Section 4(b) of the Agreement is hereby deleted in its entirety and replaced with the following:

(b)Change of Control Benefit.    If the Bank has a Change of Control (as defined in Section 409A(a)(2)(A)(v) of the Internal Revenue Code of 1986, as amended (the “Code”)), and the Executive’s employment is terminated by the Bank without Cause, or by the Executive for Good Reason, before the second anniversary of the date of such Change of Control, subject to the conditions set forth in Section 5, the Bank shall pay to the Executive a lump sum cash amount equal to one and one-half (1 ½) times the sum of the Executive’s annual Base Salary and the average annual bonus paid to the Executive over the prior 24 month period. Such lump sum shall be paid within sixty (60) days following the Executive’s termination, provided that, if the sixty (60) day window would span two years, the payment will be made in the second year.

2. All other terms and conditions of the Agreement shall remain in full force and effect.

3. This Amendment will be construed in accordance with, and pursuant to, the laws of the State of Ohio (other than laws governing conflicts of laws), except to the extent that federal law governs.

4. This Amendment may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have executed this Amendment, effective as of the Effective Date.

CF BANKSHARES INC.

By:	/s/ Timothy T. O’Dell
Name:	Timothy T. O’Dell
Its:	President & Chief Executive Officer

CF BANK, NATIONAL ASSOCIATION

By:	/s/ Timothy T. O’Dell
Name:	Timothy T. O’Dell
Its:	Chief Executive Officer

EXECUTIVE

/s/ Bradley Ringwald
Bradley Ringwald